Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of TransDigm Group Incorporated’s (“TD Group”) acquisition (the “Esterline Acquisition”) of Esterline Technologies Corporation (“Esterline”) and the related transactions, including the concurrent private offerings of senior subordinated notes and senior secured notes by TransDigm Inc., TD Group’s wholly-owned subsidiary, the use of proceeds thereof and the redemption of Esterline’s outstanding 3.625% senior notes due 2023 (collectively with the Esterline Acquisition, the “Transactions”).

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 and the unaudited pro forma condensed combined statement of income for the fiscal year ended September 30, 2018 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of Regulation S-X under the Securities Act of 1933 using accounting policies in accordance with generally accepted accounting principles in the United States. The Pro Forma Statements are based on TD Group’s historical consolidated financial statements and Esterline’s historical consolidated financial statements as adjusted to give effect to the Transactions.

Accounting policies used in the preparation of the Pro Forma Statements are based on the audited consolidated financial statements of TD Group for the fiscal year ended September 30, 2018.

The Transactions have not been consummated. The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that TD Group management believes are reasonable. The notes to the Pro Forma Statements provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements.

The Pro Forma Statements should be read in conjunction with the “Basis of Presentation,” “Risk Factors,” “Capitalization,” “Financial Information,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” sections of TD Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, the audited consolidated financial statements of TD Group as of and for the fiscal year ended September 30, 2018 included in TD Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and the audited consolidated financial statements of Esterline as of and for the fiscal year ended September 28, 2018 included in Esterline’s Annual Report on Form 10-K for the fiscal year ended September 28, 2018.

The unaudited pro forma condensed combined statement of income gives effect to the Transactions as if they had occurred on October 1, 2017, and the unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions as if they had occurred on September 30, 2018. In the opinion of TD Group’s management, these Pro Forma Statements include all material adjustments necessary to be in accordance with Article 11 of Regulation S-X under the Securities Act of 1933.

The Pro Forma Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial condition that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the Pro Forma Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the Transactions. Actual amounts recorded upon consummation of the Transactions will differ from the Pro Forma Statements, and the differences may be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2018

(In thousands)

	TransDigm (1)	Esterline (1)	Adjustments for the Acquisition of Esterline			Adjustments for Acquisition Financing		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,073,017	$372,406	$(4,257,621)	(2)		$3,644,500	(8)	$1,832,302
Trade accounts receivable—net	704,310	441,696	(2,082)	(3)		—		1,143,924
Inventories	805,292	457,226	106,062	(4)		—		1,368,580
Prepaid expenses and other	74,668	32,549	—			—		107,217

Total current assets	3,657,287	1,303,877	(4,153,641)			3,644,500		4,452,023
PROPERTY, PLANT AND EQUIPMENT—NET	388,333	314,806	—			—		703,139
GOODWILL	6,223,290	1,030,667	1,227,812	(4)		—		8,481,769
OTHER INTANGIBLE ASSETS—NET	1,788,404	306,085	685,915	(4)		—		2,780,404
DEFERRED INCOME TAX BENEFITS	—	44,008	—			—		44,008
DERIVATIVE ASSETS	97,286	482	—			—		97,768
OTHER	42,867	32,767	—			—		75,634
NON—CURRENT ASSETS HELD FOR SALE	—	4,225	—			—		4,225

TOTAL ASSETS	$12,197,467	$3,036,917	$(2,239,914)			$3,644,500		$16,638,970

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Current portion of long—term debt	$75,817	$17,546	$(15,308)	(2)		$—		$78,055
Short—term borrowings—trade receivable securitization facility	299,519	—	—			—		299,519
Accounts payable	173,603	147,438	(2,082)	(3)		—		318,959
Accrued liabilities	351,443	237,890	(6,420)	(2	),(6)	—		582,913
Liabilities held for sale	—	144	(144)	(5)		—		—

Total current liabilities	900,382	403,018	(23,954)			—		1,279,446
LONG—TERM DEBT	12,501,946	654,922	(543,977)	(2)		3,644,500	(2)	16,257,391
DEFERRED INCOME TAXES	399,496	28,899	171,000	(4)		—		599,395
OTHER NON—CURRENT LIABILITIES	204,114	106,951	—			—		311,065

Total liabilities	14,005,938	1,193,790	(396,931)			3,644,500		18,447,297

Total TransDigm and Esterline stockholders’ (deficit) equity	(1,808,471)	1,831,843	(1,831,699)			—		(1,808,327)
Noncontrolling interests	—	11,284	(11,284)			—		—
Total stockholders’ (deficit) equity	(1,808,471)	1,843,127	(1,842,983)	(7)		—		(1,808,327)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$12,197,467	$3,036,917	$(2,239,914)			$3,644,500		$16,638,970

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2018

The pro forma financial information has been derived from the application of pro forma adjustments to TD Group’s historical financial statements as of the date noted.

(1)	For purposes of preparing this pro forma condensed combined balance sheet, TD Group utilized its consolidated balance sheet as of September 30, 2018, the last day of its fourth fiscal quarter, and Esterline’s consolidated balance sheet as of September 28, 2018, the last day of its fourth fiscal quarter.

The following items are presented as reclassifications in the unaudited pro forma condensed combined balance sheet for purposes of conforming Esterline’s classification of certain assets and liabilities to TD Group’s classification for the combined presentation:

•

$9.1 million of income taxes refundable, $20.0 million of prepaid expenses and $3.5 million of other current assets have been reclassified as a component of prepaid expenses and other at September 30, 2018.

•	$0.5 million of non-current derivative assets have been reclassified from a component of other assets to derivative assets at September 30, 2018.

•	$5.2 million of current U.S. and foreign income taxes payable have been reclassified as a component of accrued liabilities at September 30, 2018.

•

$32.9 million of pension and post-retirement obligations and $16.3 million of long-term U.S. income taxes payable have been reclassified as a component of other non-current liabilities at September 30, 2018.

(2)	Set forth below are the estimated sources and uses of funds pertaining to the Transactions. The sources and uses below assume that the Transactions were consummated on September 30, 2018.

(In thousands)
Sources of Funds
New notes (a)	$3,700,000

Total Sources	$3,700,000

Use of Funds
Payment to Esterline equity holders	$3,691,916
Repayment of Esterline long—term debt	559,285
Payment of Esterline accrued interest	6,420

Total Purchase Price (including cash acquired of $372 million)	4,257,621
Debt issue costs (b)	55,500
Cash from Balance Sheet	(613,121)

Total Uses	$3,700,000

Long—Term Debt Adjustments for Acquisition Financing
New notes (a)	$3,700,000
Debt issue costs	(55,500)

$3,644,500

(a)	The proceeds from the new notes are presented as $3,700 million in aggregate principal from the issuance and sale of the notes, which include a combination of secured and unsecured notes.

(b)	Debt issue costs represent the fees and commissions paid by TD Group in connection with the issuance and sale of the new notes, which include a combination of secured and unsecured notes. The pro forma adjustment to long-term debt related to debt issue costs is as follows:

(in thousands)
Debt Issue Costs—Net
Debt issue costs associated with the Transactions	55,500

$55,500

(3)	The pro forma adjustment reflects a $2.1 million elimination of intercompany accounts receivable and accounts payable between TD Group and Esterline.

(4)	The preliminary allocation of the purchase price to the fair values of the net assets acquired in connection with the Transactions are as follows:

(in thousands)
Payment to Esterline equity holders (a)	$3,691,916
Plus extinguishment of Esterline debt:
Long—term debt	559,285
Accrued interest	6,420

Extinguishment of Debt	565,705
Total Purchase Price	$4,257,621

Total Purchase Price (including cash acquired of $372 million)	$4,257,621
Less: extinguishment of debt	(565,705)
Less: Esterline historical stockholders’ equity	(1,843,127)

Total purchase price in excess of net book value	$1,848,789

Preliminary allocation of excess purchase price over net assets acquired and related purchase accounting adjustments: (b)
Inventories (c)	$106,062
Property, plant and equipment (d)	—
Goodwill (e)	1,227,812
Other intangible assets (f)	685,915
Non—current deferred income taxes (g)	(171,000)

Total	$1,848,789

(a)

Cash consideration paid for each outstanding share of Esterline common stock entitled to the merger consideration:
(Dollars and shares in thousands, except per share amounts)
Total outstanding shares of Esterline common stock entitled to the merger consideration	29,453
Cash consideration paid per Esterline common share	$122.50

Cash consideration paid to Esterline shareowners	$3,608,010
Cash consideration paid for Esterline outstanding equity awards settled in cash, per the merger agreement:
(Dollars and shares in thousands, except per share amounts)
Share equivalent of Esterline equity awards settled in cash, per the merger agreement	685
Cash consideration paid per Esterline common share	$122.50

Cash consideration paid to holders of Esterline equity awards	$83,906
Total payment to Esterline equity holders	$3,691,916

(b)	At this time, TD Group has not completed a detailed valuation analyses to determine the fair value of Esterline’s assets and liabilities. Accordingly, the preliminary purchase price allocation for purposes of these Pro Forma Statements is based upon management’s assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. Accordingly, once the necessary due diligence has been performed, the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in the Pro Forma Statements.

(c)	The inventories adjustment represents management’s estimate of the step-up in basis to fair value of Esterline’s inventory balances as of September 30, 2018.

(d)	Property, plant and equipment is required to be measured at fair value as of the acquisition date. The acquired assets can include assets that are not intended to be used or sold, or that are intended to be used in a manner other than their highest and best use. TD Group has not yet determined the fair value of the property, plant and equipment acquired; therefore, carrying value has been used in the preliminary purchase price allocation and in the Pro Forma Statements. This assumption is subject to change and could differ materially from the actual adjustment upon the completion of the third-party valuation to be completed upon consummation of the Esterline Acquisition.

(e)	Goodwill is calculated as the difference between the acquisition date fair value of the estimated consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but rather subject to an annual impairment test.

(f)	The adjustment to other intangible assets is based on management’s preliminary estimate of identifiable intangible assets as follows:

		(in thousands)
Other Intangible Assets	Estimated Useful Life
Trademark and trade names	Indefinite	$249,000
Order or production backlog	1.5 Years	77,500
Customer relationships	20 Years	156,000
Unpatented technology	20 Years	509,500

		992,000
Historical carrying value of trademarks and trade names and other intangible assets at September 30, 2018		(306,085)

Other intangible assets, net adjustment		$685,915

Increase in deferred tax liability on net increase in intangible assets		$(171,000)

Upon completion of detailed valuation analyses, there may be additional increases or decreases to the estimated fair values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. A 10% change in the valuation of intangible assets of $992 million would cause a corresponding increase or decrease in the balance of goodwill and an increase or decrease in annual amortization expense of approximately $8.5 million.

(g)	Deferred taxes were recorded for all pro forma adjustments using TD Group’s best estimate of the applicable statutory rate in the tax jurisdiction where the underlying asset or liability resides.

The non-current deferred tax liability adjustment reflects the increase in the deferred tax liability related to the estimated net increase in other intangible assets.

(5)	The reduction in liabilities held for sale of $0.1 million reflects the removal of the held-for-sale entities, previously recorded as held for sale by Esterline as of September 30, 2018.

(6)	The pro forma adjustment to accrued liabilities reflects a decrease in the accrued interest payable of $6.4 million related to Esterline’s existing indebtedness to be repaid in connection with the closing of the Transactions.

(7)	The pro forma adjustments to stockholders’ (deficit) equity for the Transactions represent the elimination of Esterline’s historical stockholders’ equity in conjunction with the purchase price allocation and the pro forma adjustments below.

(in thousands)
Stockholders’ (Deficit) Equity Pro Forma Acquisition Adjustment
Esterline historical stockholders’ equity	$(1,843,127)
Elimination of liabilities held for sale (5)	144

$(1,842,983)

(8)

(in thousands)
Cash and Cash Equivalents Pro Forma Acquisition Financing Adjustment
Total sources of funds (2)	$3,700,000
Less: debt issue costs (2)	(55,500)

$3,644,500

Unaudited Pro Forma Condensed Combined Statement of Income

for the Fiscal Year Ended September 30, 2018

(In thousands, except per share amounts)

	TransDigm (1)	Esterline (1)	Adjustments for the Acquisition of Esterline (2)			Adjustments for Acquisition Financing (3)			Other Acquisitions (4)	Pro Forma
NET SALES	$3,811,126	$2,034,839	$(13,943)	(a	)	$—			$60,628	$5,892,650
COST OF SALES	1,633,616	1,368,531	(10,819)	(a	)	—			38,702	3,030,030

GROSS PROFIT	2,177,510	666,308	(3,124)			—			21,926	2,862,620
OPERATING EXPENSES:									—
Selling and administrative expenses	450,095	435,829	(7,192)	(b	)	—			2,881	881,613
Amortization of intangible assets	72,454	47,900	37,042	(c	)	—			3,990	161,386

Total operating expenses	522,549	483,729	29,850			—			6,871	1,042,999

INCOME FROM OPERATIONS	1,654,961	182,579	(32,974)			—			15,055	1,819,621
INTEREST EXPENSE—Net	663,008	29,003	(24,332)	(d	)	242,825	(a	)	—	910,504
REFINANCING COSTS	6,396	—	—			—			—	6,396

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	985,557	153,576	(8,642)			(242,825)			15,055	902,721
INCOME TAX PROVISION	24,021	83,827	(2,333)	(e	)	(65,563)	(b	)	4,065	44,017

INCOME FROM CONTINUING OPERATIONS INCLUDING NONCONTROLLING INTERESTS	$961,536	$69,749	$(6,308)			$(177,262)			$10,990	$858,704
INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	(956)	—			—			—	(956)

INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO TRANSDIGM AND ESTERLINE	$961,536	$68,793	$(6,308)			$(177,262)			$10,990	$857,748
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(4,474)	665	3,809	(f	)	—			—	—

NET INCOME	$957,062	$69,458	$(2,499)	(5)		$(177,262)			$10,990	$857,748

NET INCOME APPLICABLE TO COMMON STOCK	$900,914	$69,458	$(2,499)			$(177,262)			$10,990	$801,600

Net earnings per share:
Net earnings per share from continuing operations—basic and diluted	$16.28									$14.42
Net loss per share from discontinued operations—basic and diluted	(0.08)									—

Net earnings per share	$16.20									$14.42

Weighted average shares outstanding:
Basic and Diluted	55,597									55,597

Notes to Unaudited Pro Forma Condensed Combined Statement of Income

for the Fiscal Year Ended September 30, 2018

(1)	TD Group’s fiscal year 2018 ended on September 30, 2018 and Esterline’s fiscal year 2018 ended on September 28, 2018. For purposes of preparing this pro forma condensed combined statement of income for the fiscal year ended September 30, 2018, TD Group utilized its statement of income for its fiscal year ended September 30, 2018, and Esterline’s statement of income for its fiscal year ended September 28, 2018.

The following items are presented as reclassifications in the unaudited pro forma condensed combined statement of income for purposes of conforming Esterline’s classification of certain income and expenses to TD Group’s classification for the combined presentation:

•

$47.9 million of intangible asset amortization expense has been reclassified from selling, general and administrative expense to amortization of intangible assets for the year ended September 30, 2018.

•

$90.0 million of research, development and engineering expense, $7.2 million of transaction costs, $3.7 million loss on sale of business and $5.3 million of license fee income have been reclassified as components of selling and administrative expenses for the fiscal year ended September 30, 2018.

•	$1.9 million of interest income has been reclassified as a component interest expense – net for the fiscal year ended September 30, 2018.

(2)	Represents the adjustments necessary to give effect to the Transactions as if they had occurred as of October 1, 2017. Adjustment (c) is based upon a preliminary allocation of the purchase price. TD Group is in the process of obtaining third-party valuations of certain tangible and intangible assets as the Transactions have not yet been consummated. Accordingly, the values attributed to assets acquired and liabilities assumed are subject to adjustment.

(a)	Represents the elimination of sales and purchases among TD Group and Esterline within net sales and the elimination of the costs related to the intercompany sales between TD Group and Esterline within cost of sales.

(b)	Represents the elimination of historical, non-recurring transaction costs of $7.2 million incurred by Esterline for the fiscal year ended September 30, 2018.

(c)	Represents the change in amortization expense resulting from the amortization of the amortizable intangible assets recorded in connection with the Transactions using the straight-line method. In accordance with TD Group’s accounting policy all intangible asset amortization is classified as an operating expense, within the pro forma condensed combined statement of income for the fiscal year ended September 30, 2018.

	Estimated Useful Life	Estimated Fair Value	Pro Forma Adjustment
			(in thousands)
Amortizable Other Intangible Assets
Order or production backlog	1.5 Years	$77,500	$51,667
Customer relationships	20 Years	156,000	7,800
Unpatented technology	20 Years	509,500	25,475

		$743,000	84,942
Less historical Esterline amortization charged to operating expense			(47,900)

Net adjustment to operating expense			$37,042

Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Esterline’s assets and liabilities that may give rise to additional depreciation and amortization expense not reflected in the Pro Forma Statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and an increase or decrease in annual amortization expense of approximately $8.5 million.

(d)	Represents the elimination of historical interest expense of Esterline indebtedness to be repaid in connection with the closing of the Transactions.

(e)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on an estimated combined effective income tax rate of 27.0%.

(f)	Represents the pro forma adjustment to remove the effects of discontinued operations related to TD Group and Esterline for the fiscal year ended September 30, 2018.

(3)	Represents the adjustments necessary to give effect to the issuance and the sale of the new notes, which include a combination of secured and unsecured notes.

(a)	For purposes of the pro forma interest expense adjustment, the assumed weighted-average interest rate on the new debt was estimated to be 6.3%. The pro forma interest expense adjustment also includes estimated amortization of the debt issue costs. A hypothetical 25-basis point change in the assumed weighted average interest rate would change our pro forma cash interest expense by approximately $9.3 million.

(b)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on an estimated combined effective income tax rate of 27.0%.

(4)	Other acquisitions represent pro forma adjustments to reflect the acquisitions of Extant Components Group Holdings, Inc. on April 24, 2018 and Skandia, Inc. on July 13, 2018, as if those acquisitions had occurred as of October 1, 2017. The acquisitions are immaterial on both an individual and aggregate basis and are therefore presented separately from the Transactions. All respective purchase price adjustments and related amortization have been taken into consideration for purposes of the pro forma presentation of the condensed combined statement of income for the fiscal year ended September 30, 2018. No adjustments were made related to the acquisition of the assets and certain liabilities of the Kirkhill elastomers business (“Kirkhill”) as Kirkhill’s results prior to the acquisition by TD Group on March 15, 2018 are reflected in the Esterline consolidated financial statements for the period Kirkhill was under Esterline ownership for the fiscal year ended September 30, 2018.

(5)	The unaudited pro forma condensed combined statement of income does not reflect any cost savings, operating synergies or revenue enhancements that TD Group may achieve as a result of the Transactions nor does it include the costs to combine the operations of TD Group and Esterline or the costs necessary to achieve any such cost savings, operating synergies and revenue enhancements.